UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013 (July 31, 2013)

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust, Inc. ("ARC HCT") previously filed a Current Report on Form 8-K on August 2, 2013 (the “Original Form 8-K”) reporting its acquisition of the fee simple interests in six senior housing properties and one land parcel located in Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples) and Knoxville, Tennessee.
On October 4, 2013, ARC HCT completed the acquisition of the fee simple interests in two additional senior housing properties located in Asheville, North Carolina and Decatur, Georgia. ARC HCT purchased the properties in Asheville, North Carolina and Decatur, Georgia from SHP III/Arbor Asheville, LLC and SHP III/Arbor Decatur, LLC for an aggregate contract purchase price of $42.2 million, exclusive of closing costs, and comprise of 93,159 rentable square feet. The sellers do not have a material relationship with ARC HCT and the acquisition was not an affiliated transaction. The financial information reflected in this Amended Current Report of Form 8-K/A pertains to all of the properties comprising the Arbor Senior Living Facility Portfolio (defined below).
This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("Regulation S-X"). As such, this Amended Current Report on Form 8-K/A provides (i) the financial information related to our acquisition of the fee simple interests in eight senior living facilities located in Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples), Knoxville, Tennessee and Asheville, North Carolina (the “Arbor Senior Living Facility Portfolio”) as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisitions. The land parcel located in Decatur, Georgia does not have active operations and is therefore precluded from the provisions of Rule 3-05 of Regulation S-X.
Item 2.01. Completion of Acquisition or Disposition of Assets
The properties were acquired using a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act, pursuant to which ARC HCT will receive operating income generated from the operations of the Arbor Senior Living Facility Portfolio. ARC HCT has retained property managers to manage the properties. The property managers will receive a market rate management fee pursuant to a management contract.
The properties are considered related if they are under common control or management, or the acquisitions are dependent on each other or a single common event or condition. Therefore, based on the common management and control, the Arbor Senior Living Facility Portfolio is considered a single business acquisition for purposes of calculating significance under Rule 3-05 of Regulation S-X.
 In evaluating the facilities within the Arbor Senior Living Facility Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including: location; primary demographic trends within the target markets; credit quality of the residents; occupancy; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 We believe that the properties within the Arbor Senior Living Facility Portfolio are well located, have acceptable roadway access and are well maintained. The properties within the Arbor Senior Living Facility Portfolio are subject to competition from similar properties within its respective market area, and the economic performance of facilities in the Arbor Senior Living Facility Portfolio could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Arbor Senior Living Facility Portfolio, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Independent Auditors' Report

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying combined financial statements of The Arbor Senior Living Facility Portfolio (the “Company”), which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of income, members’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Arbor Senior Living Facility Portfolio as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
October 7, 2013

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

COMBINED BALANCE SHEETS
(In thousands)

	June 30, 2013	December 31, 2012
ASSETS	(unaudited)
Real estate assets:
Land	$10,271	$10,271
Building and improvements	73,028	72,769
Furniture, fixtures, and equipment	6,703	6,434
Total real estate assets, at cost	90,002	89,474
Less: accumulated depreciation	(19,296)	(17,923)
Total real estate assets, net	70,706	71,551
Cash	1,291	929
Restricted cash	439	301
Residents receivable, net	147	149
Prepaid expenses and other assets	258	243
Deferred financing costs, net	412	467
Total assets	$73,253	$73,640

LIABILITIES AND MEMBERS' EQUITY
Mortgage notes payable, net of discount	$42,781	$43,067
Accounts payable and accrued expenses	2,614	2,122
Distributions payable	190	255
Total liabilities	45,585	45,444

Members' equity	27,668	28,196
Total liabilities and members' equity	$73,253	$73,640

The accompanying notes are an integral part of these combined financial statements.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

COMBINED STATEMENTS OF INCOME
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$12,648	$12,201	$24,564
Resident services and fee income	4,543	4,212	8,578
Total revenues	17,191	16,413	33,142

Expenses:
Property operating and maintenance	9,291	9,047	18,350
General and administrative	3,862	3,620	7,205
Depreciation	1,373	1,566	2,982
Total expenses	14,526	14,233	28,537
Income from operations	2,665	2,180	4,605

Interest expense	(1,338)	(1,359)	(2,722)

Net income	$1,327	$821	$1,883

The accompanying notes are an integral part of these combined financial statements.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

COMBINED STATEMENTS OF MEMBERS' EQUITY
(In thousands)

Balance, January 1, 2012	$30,053
Distributions declared to members	(3,740)
Net income	1,883
Balance, December 31, 2012	28,196
Distributions declared to members (unaudited)	(1,855)
Net income (unaudited)	1,327
Balance, June 30, 2013 (unaudited)	$27,668

The accompanying notes are an integral part of these combined financial statements.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$1,327	$821	$1,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,373	1,566	2,982
Bad debt expense	20	21	38
Accretion of debt discount	10	11	21
Amortization of deferred financing costs	55	55	110
Changes in assets and liabilities:
Residents receivable	(18)	(15)	(51)
Prepaid expenses and other assets	(15)	(88)	(68)
Accounts payable and accrued expenses	492	570	184
Net cash provided by operating activities	3,244	2,941	5,099
Cash flows from investing activities:
Capital expenditures	(528)	(201)	(694)
Net cash used in investing activities	(528)	(201)	(694)
Cash flows from financing activities:
Payments on mortgage notes payable	(296)	(178)	(363)
Distributions to members	(1,920)	(1,965)	(3,635)
Restricted cash	(138)	(191)	(78)
Net cash used in financing activities	(2,354)	(2,334)	(4,076)
Net increase in cash	362	406	329
Cash, beginning of period	929	600	600
Cash, end of period	$1,291	$1,006	$929

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,282	$1,307	$2,601

The accompanying notes are an integral part of these combined financial statements.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2013 and 2012 are unaudited)

1.    Organization and Description of Business
The accompanying combined financial statements include the operations of SHPIII/Arbor Asheville, LLC, SHPIII/Arbor Athens, LLC, SHPIII/Barrington Terrace, LLC, SHP III/Arbor Cascade, LLC, SHP III/Arbor Decatur, LLC, SHP III/Heron Fort Myers, LLC, SHPIII/Arbor Knoxville, LLC and SHP III/Heron Naples, LLC, located in Asheville, North Carolina, Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples) and Knoxville, Tennessee ("The Arbor Senior Living Facility Portfolio” or the "Company") as of and for the year ended December 31, 2012 (audited) and the six months ended June 30, 2013 and 2012 (unaudited). The Arbor Senior Living Facility Portfolio contains 400,519 rentable square feet and includes 640 units dedicated to assisted living patients and patients requiring memory care services. The facilities within the Arbor Senior Living Facility Portfolio vary by level of care, services offered and housing size and configuration. The properties included in the accompanying combined financial statements were purchased by American Realty Capital Healthcare Trust, Inc. ("ARC HCT") for a purchase price, excluding acquisition costs, of $141.3 million, in aggregate, in July and October 2013 (see Note 6 - Subsequent Events).
As of the dates of the accompanying combined financial statements, the owner of The Arbor Senior Living Facility Portfolio, through its subsidiaries, was Prudential Investment Management Inc., a subsidiary of Prudential Financial, and the property managers were Arbor Management Services, LLC, Sixteenth Avenue Services, LLC and Southwest Florida Senior Housing, LLC (collectively, the "Property Managers"). The Property Managers are regional operators of the senior living facilities and will continue to serve as the property managers of The Arbor Senior Living Facility Portfolio.
2.    Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of The Arbor Senior Living Facility Portfolio. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.
Cash
As of June 30, 2013, the Company had cash deposits of $0.1 million in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Restricted cash
Restricted cash primarily consists of replacement reserves and escrow deposits for insurance and real estate taxes.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the six months ended June 30, 2013 and 2012 or the year ended December 31, 2012.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2013 and 2012 are unaudited)

Real Estate Investments
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest incurred during construction periods is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for building and land improvements and five to ten years for fixtures and equipment.
Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. The Company records bad debt using the allowance method. An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of receivables. At June 30, 2013 and December 31, 2012, accounts receivable was net of an allowance amount of approximately $17,000 and $18,000, respectively. During the six months ended June 30, 2013 and 2012 and the year ended December 31, 2012, the Company recorded approximately $20,000, $21,000 and $38,000, respectively in bad debt expense.
Deferred Financing Costs, Net
Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $0.1 million of amortization expense for the six months ended June 30, 2013 and 2012 and the year ended December 31, 2012, which is included in interest expense in the accompanying combined statement of income.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Marketing costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the six months ended June 30, 2013 and 2012 and the year ended December 31, 2012, were $0.5 million, $0.3 million and $0.7 million, respectively.
Management Fees
The Company pays monthly management fees calculated as 5% of revenues. Management fee expense for the six months ended June 30, 2013 and 2012 and the year ended December 31, 2012, were $0.9 million, $0.8 million and $1.7 million, respectively.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual members. The tax returns for the properties are part of a consolidated return, except for SHPIII/Arbor Cascade, LLC, which files a separate return. The Company's federal, state and local income tax returns remain open for examination by tax authorities for fiscal years before 2009.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2013 and 2012 are unaudited)

3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of June 30, 2013 and December 31, 2012 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	June 30, 2013		December 31, 2012	Interest Rate	Payment	Maturity
	(In thousands)		(In thousands)
SHP III/Arbor Asheville, LLC	$9,558		$9,600	5.50%	Interest only through the first 24 months, principal and interest thereafter	Feb. 2018
SHP III/Arbor Athens, LLC	5,706	(1)	5,752	6.44%	Interest only through the first 12 months, principal and interest thereafter	May 2016
SHP III/Arbor Cascade, LLC	4,845	(1)	4,884	6.44%	Principal and interest	May 2016
SHP III/Arbor Decatur, LLC	11,040		11,100	5.49%	Interest only through the first 24 months, principal and interest thereafter	Jan. 2018
SHP III/Arbor Knoxville, LLC	7,200	(1)	7,253	6.25%	Interest only through the first 24 months, principal and interest thereafter	Feb. 2014
SHP III/Barrington Terrace, LLC	4,432	(1)	4,478	5.85%	Principal and interest	Jul. 2015
	$42,781		$43,067
________________________________
(1) Upon the sale of The Arbor Senior Living Facility Portfolio to ARC HCT in July 2013, mortgage was paid in full (See Note 6 — Subsequent Events).
The following table summarizes the scheduled aggregate principal payments on the mortgage notes payable subsequent to June 30, 2013 and thereafter:

(In thousands)	Future Principal Payments (2)
July 1, 2013 — December 31, 2013	$131
2014	276
2015	292
2016	306
2017	326
Thereafter	19,267
$20,598
_____________________________
(2) Upon the sale of The Arbor Senior Living Facility Portfolio to ARC HCT in July 2013, mortgages for SHP III/Arbor Athens, LLC, SHP III/Arbor Cascade, LLC, SHP III/Arbor Knoxville, LLC and SHP III/Barrington Terrace, LLC were paid in full. As such, future principal payments are not reflected in this schedule (See Note 6 — Subsequent Events).
4.     Members' Equity
SHP III/Arbor Asheville, LLC, SHP III/Arbor Athens, LLC, SHP III/Barrington Terrace, LLC, SHP III/Arbor Decatur, LLC, SHP III/Heron Fort Myers, LLC, SHP III/Arbor Knoxville, LLC, SHP III/Heron Naples, LLC
Pursuant to the operating agreements for such entities, the member was granted full rights to invest in or acquire, finance, refinance, manage, own, hold, sell, exchange or otherwise dispose of the properties, and possesses all the powers and privileges necessary to conduct, promote or attain the business of the properties, in exchange for capital contributions that the member deems necessary. In addition, the liabilities of the member are limited to the member's contributions.

THE ARBOR SENIOR LIVING FACILITY PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2013 and 2012 are unaudited)

SHP III/Arbor Cascade, LLC
Pursuant to the amended and restated operating agreement for such entity, the members, which includes a 1% minority interest owner, were granted full rights to invest in or acquire, finance, refinance, manage, own, hold, sell, exchange or otherwise dispose of the properties, and possess all the powers and privileges necessary to conduct, promote or attain the business of the properties, in exchange for capital contributions that the member deems necessary. In addition, the liabilities of the members are limited to their respective contributions.
In the case of certain material transactions, as defined in the agreement, distributions are to be made as follows:  (1) to the majority member, until their capital contributions are fully repaid; (2) any remainder will be distributed to the minority member, until their capital contributions are fully repaid; (3) any remainder will be distributed to the majority member until proceeds received provide an internal rate of return of 13.5%; (4) any remainder shall be allocated 90% to the majority member and 10% to the minority member.
Members' Capital Contributions and Distributions
During the six months ended June 30, 2013 and 2012, the Company declared distributions of $1.9 million and $2.1 million, respectively. During the year ended December 31, 2012, the Company declared distributions of $3.7 million. Distributions are paid in the subsequent month.
5.     Contingencies
The Company is the defendant in various lawsuit incurred in the normal course of business.  The outcome of these lawsuits is not anticipated to have a material effect on the combined financial position, results of operations or cash flows of the Company.
6. Subsequent Events
ARC HCT completed its acquisition of the Arbor Senior Living Facility Portfolio through wholly owned subsidiaries of its operating partnership on July 31, 2013 and October 4, 2013, for a purchase price, excluding acquisition costs, of $141.3 million, in aggregate. The Company used the sale proceeds to repay outstanding mortgage notes payable of $22.2 million as of June 30, 2013.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2013
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust, Inc. ("ARC HCT”) had acquired the fee simple interests in eight senior living facilities located in Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples), Knoxville, Tennessee and Asheville, North Carolina and one land parcel located in Decatur, Georgia (the "Arbor Senior Living Facility Portfolio") as of June 30, 2013. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT's historical financial statements and notes thereto in ARC HCT's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT acquired the Arbor Senior Living Facility Portfolio as of June 30, 2013, nor does it purport to present the future financial position of ARC HCT.

(In thousands)	Consolidated American Realty Capital Healthcare Trust, Inc. (1)	The Arbor Senior Living Facility Portfolio (2)		Pro Forma American Realty Capital Healthcare Trust, Inc.
Assets
Real estate investments, at cost:
Land	$60,086	$11,142		$71,228
Buildings, fixtures and improvements	719,065	116,863		835,928
Acquired intangible lease assets	97,658	15,033		112,691
Total real estate investments, at cost	876,809	143,038		1,019,847
Less: accumulated depreciation and amortization	(43,780)	—		(43,780)
Total real estate investments, net	833,029	143,038		976,067
Cash and cash equivalents	852,240	—		852,240
Restricted cash	365	—		365
Investment securities, at fair value	17,981	—		17,981
Receivable for sale of common stock	127	—		127
Prepaid expenses and other assets	13,741	—		13,741
Deferred costs, net	6,997	257	(3)	7,254
Total assets	$1,724,480	$143,295		$1,867,775
Liabilities and Equity
Mortgage notes payable	$215,784	$20,598		$236,382
Mortgage premiums, net	2,875	—		2,875
Below market lease liabilities, net	2,192	—		2,192
Derivatives, at fair value	300	—		300
Accounts payable and accrued expenses	9,593	—		9,593
Deferred rent and other liabilities	826	—		826
Distributions payable	9,913	—		9,913
Total liabilities	241,483	20,598		262,081
Common stock	1,771	1,227	(2)	2,998
Additional paid-in capital	1,560,226	121,470	(2)	1,681,696
Accumulated other comprehensive loss	(1,285)	—		(1,285)
Accumulated deficit	(81,610)	—		(81,610)
Total stockholders' equity	1,479,102	122,697		1,601,799
Non-controlling interests	3,895	—		3,895
Total equity	1,482,997	122,697		1,605,694
Total liabilities and equity	$1,724,480	$143,295		$1,867,775

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:
(1) Reflects ARC HCT's historical unaudited Balance Sheet as of June 30, 2013, as previously filed.
(2) Reflects the acquisition of the Arbor Senior Living Facility Portfolio. The total purchase price, excluding acquisition costs, was $143.0 million, which was funded with proceeds from the sale of common stock.
ARC HCT allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

(3)	Reflects an estimate of deferred financing costs associated with the assumption of $20.6 million in mortgage notes payable upon the acquisition of the Arbor Senior Living Facility Portfolio.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013, are presented as if American Realty Capital Healthcare Trust, Inc. (“ARC HCT") had acquired the fee simple interests in eight senior living facilities located in Georgia (Athens, Atlanta and Decatur), Florida (Fort Myers, Largo and Naples), Knoxville, Tennessee and Asheville, North Carolina and one land parcel located in Decatur, Georgia (the "Arbor Senior Living Facility Portfolio") as of the beginning of each period presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT's historical financial statements and notes thereto included in ARC HCT's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT.
  Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	Consolidated American Realty Capital Healthcare Trust, Inc. (1)	The Arbor Senior Living Facility Portfolio (2)	Pro Forma Adjustments The Arbor Senior Living Facility Portfolio		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$30,379	$24,564	$—		$54,943
Operating expense reimbursements	5,194	—	—		5,194
Resident services and fee income	165	8,578	—		8,743
Total revenues	35,738	33,142	—		68,880
Operating expenses:
Property operating and maintenance	7,551	25,555	—		33,106
Acquisition and transaction related	9,433	—	—		9,433
General and administrative	905	—	—		905
Depreciation and amortization	19,320	2,982	15,927	(3)	38,229
Total operating expenses	37,209	28,537	15,927		81,673
Operating income (loss)	(1,471)	4,605	(15,927)		(12,793)
Other income (expenses):
Interest expense	(9,184)	(2,722)	1,523	(4)	(10,383)
Other income	18	—	—		18
Total other income (expense)	(9,166)	(2,722)	1,523		(10,365)
Net income (loss)	(10,637)	1,883	(14,404)		(23,158)
Net loss attributable to non-controlling interests	2	—	—		2
Net income (loss) attributable to stockholders	$(10,635)	$1,883	$(14,404)		$(23,156)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust, Inc.(1)	The Arbor Senior Living Facility Portfolio (2)	Pro Forma Adjustments The Arbor Senior Living Facility Portfolio		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$36,872	$12,648	$—		$49,520
Operating expense reimbursements	4,663	—	—		4,663
Resident services and fee income	1,080	4,543	—		5,623
Total revenues	42,615	17,191	—		59,806
Operating expenses:
Property operating and maintenance	12,636	13,153	—		25,789
Acquisition and transaction related	4,751	—	—		4,751
General and administrative	1,499	—	—		1,499
Depreciation and amortization	24,408	1,373	8,081	(3)	33,862
Total operating expenses	43,294	14,526	8,081		65,901
Operating income (loss)	(679)	2,665	(8,081)		(6,095)
Other income (expenses):
Interest expense	(6,404)	(1,338)	738	(4)	(7,004)
income from investment securities	244	—	—		244
Other income	11	—	—		11
Total other income (expense)	(6,149)	(1,338)	738		(6,749)
Net income (loss)	(6,828)	1,327	(7,343)		(12,844)
Net income attributable to non-controlling interests	(36)	—	—		(36)
Net income (loss) attributable to stockholders	$(6,864)	$1,327	$(7,343)		$(12,880)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013.
(1) Reflects ARC HCT's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Arbor Senior Living Facility Portfolio for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings and five years for fixtures.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)
Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Arbor Senior Living Facility Portfolio was funded through proceeds raised from common stock. As of the date of acquisition, ARC HCT assumed mortgage notes payable with a balance of $20.6 million as of June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Dated: October 8, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer